UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 4, 2022

Date of Report (Date of earliest event reported)

Rocky Mountain Industrials, Inc.

(formerly RMR Industrials, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55402	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 DTC Blvd., Suite 130

Denver, CO 80237

(Address of Principal Executive Offices)

(720) 614-5213

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Denver, Colorado (February 4th, 2022) – Rocky Mountain Industrials, Inc. (RMI), Colorado’s next generation infrastructure company, announces the engagement of Matrix Design and Plummer & Associates to provide civil engineering and design services in the construction of RMI’s Phase 2, 470-acre heavy industrial rail platform.

“The RMI team is pleased to work with such highly regarded and respected Denver engineering and design firms to help deliver our vision for a transformative rail served industrial park,” said Brian Fallin, CEO of RMI, “Both Matrix and Plummer bring extensive expertise, acumen and experience to our growing team of valued colleagues.”

Phase 1 of the Rocky Mountain Rail Park’s 620-acre footprint is currently under construction on its south parcel, with plans to begin Phase 2 construction in Q2 2022 on the rail-served 470-acre north property.  This phase will provide large, pad ready land parcels with approved heavy industrial zoning and access to high-capacity mainline rail service to the Denver Metro market. RMI’s Rocky Mountain Rail Park will include both manifest and unit-train rail capabilities providing exceptional flexibility for regional rail users.

Both rail and non-rail served lots are currently available for lease or purchase throughout construction in 2022.

About RMI

Rocky Mountain Industrials, Inc. is a materials distribution and infrastructure organization strategically positioned to serve the Rocky Mountain Region

ITEM 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description*

99.1*	Press Release Dated February 4, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2022	By:	/s/ Brian Fallin
Brian Fallin
Chief Executive Officer
(Principal Executive Officer )